Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm


Board of Directors
eOn Communications Corporation


We consent to the incorporation by reference in Registration Statement No. 333-36460 of eOn Communications Corporation on Form S-8 of our report dated August 29, 2002, appearing in this Annual Report on Form 10-K of eOn Communications Corporation for the year ended July 31, 2004.

/s/ Deloitte & Touche, LLP

Atlanta, Georgia
October 27, 2004